UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006 (February 22, 2006)

ADE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or other jurisdiction

of incorporation)

Commission File No. 0-26714	04-2441829
(IRS Employer
Identification No.)

80 Wilson Way, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 22, 2006, KLA-Tencor Corporation, a Delaware corporation (“KLA”), South Acquisition Corporation, a wholly owned subsidiary of KLA and a Delaware corporation (“Merger Sub”), and ADE Corporation, a Massachusetts corporation (“ADE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into ADE, with ADE continuing as the surviving corporation (the “Merger”) as a wholly-owned subsidiary of KLA.

At the effective time and as a result of the Merger, each outstanding share of ADE common stock will be converted into the right to receive 0.64 shares of KLA common stock (the “Exchange Ratio”). All outstanding ADE options held by ADE employees will be converted into options to purchase shares of KLA common stock on substantially the same terms and conditions as applied to the ADE options. The number of shares of ADE common stock subject to the option and the option’s exercise price will be adjusted based on the Exchange Ratio.

Consummation of the Merger is subject to customary closing conditions, including (i) approval by the holders of 66-2/3% of the outstanding ADE common stock as required by Massachusetts law, (ii) the effectiveness of a KLA registration statement covering the KLA shares to be issued to ADE shareholders, (iii) the absence of any law or order prohibiting the closing, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (v) subject to certain exceptions, the accuracy of representations and warranties of ADE and KLA, (vi) the absence of any material adverse effect with respect to ADE and (vii) the delivery of customary opinions from counsel to ADE and counsel to KLA that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement contains certain termination rights for both ADE and KLA, and further provides that, upon termination of the Merger Agreement under specified circumstances, ADE may be required to pay KLA a termination fee of $15 million.

ADE’s directors and officers, who together hold approximately 27% of ADE’s outstanding common stock, have agreed to vote the shares of ADE common stock that they beneficially own in favor of the Merger.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ADE or KLA or any of their respective subsidiaries.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On February 23, 2006, KLA and ADE issued a joint press release announcing the execution of the Merger Agreement The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of KLA and ADE. In connection with the proposed transaction, a registration statement on Form S-4 will be filed by KLA with the SEC. STOCKHOLDERS OF ADE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of ADE and stockholders may obtain a free copy of the disclosure documents (when they become available) and other documents filed by ADE and KLA with the SEC at the SEC’s website at www.sec.gov, from ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer, or from KLA, 160 Rio Robles, San Jose, California 95134, Attention: General Counsel.

KLA, ADE and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding KLA directors and executive officers is available in KLA’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on October 13, 2005, and information regarding ADE’s directors and executive officers is available in ADE’s annual report on Form 10-K for the year ended April 30, 2005, and its proxy statement for its 2005 annual meeting of stockholders, which were filed with the SEC on July 26 and August 19, 2005, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Employment Agreement

On February 22, 2006, the Compensation Committee of the Board of Directors of ADE approved an Employment and Non-Competition Agreement by and between ADE and David F. Basila, the Vice President of ADE (the “Employment Agreement”).

Under the Employment Agreement, Mr. Basila made certain confidentiality, non-disclosure and non-competition covenants. Generally, the Employment Agreement also provides that Mr. Basila shall be entitled to receive his base salary and certain benefits for a period of twelve months following the termination of his employment with ADE if (i) his employment is involuntarily terminated by ADE and ADE does not have “cause” (as defined in the Employment

Agreement) for such termination, or (ii) his employment with ADE is “Constructively Terminated” (as defined in the Employment Agreement).

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2006, by and among KLA-Tencor Corporation, South Acquisition Corporation and ADE Corporation.

10.1	Employment and Non-Competition Agreement, dated as of February 22, 2006, by and between ADE Corporation and David F. Basila.

99.1	Press Release issued jointly by KLA-Tencor Corporation and ADE Corporation, dated February 23, 2006.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADE CORPORATION

By: /s/ Brian C. James
Name: Brian C. James
Title: Executive Vice President, Treasurer and Chief Financial Officer

Date: February 23, 2006